EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-127803, No. 333-161246, No. 333-193214 and No. 333-205378 and Form S-3 No. 333-136830 and No. 333-129336) of our report dated March 15, 2018, relating to the consolidated financial statements of ENGlobal Corporation appearing in this Annual Report (Form 10-K) for the year ended December 30, 2017.

/s/ Moss Adams LLP

Houston, Texas

March 15, 2018